KPMG

                         SOMEKH CHAIKIN

Mail address             Office address               Telephone  972 3 684 8000
PO Box 609               KPMG Millennium Tower        Fax 972 3 684 8444
Tel Aviv 61006           17 Ha'arba'a Street
Israel                   Tel Aviv 61070
                         Israel

                                                                   EXHIBIT 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
ECI Telecom Ltd.


We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-105830, 333-103669, 333-12868, 333-9860, 333-10078, 33-75904,
33-74150, 33-49984, 33-31411 and 33-26117) of ECI Telecom Ltd. (the "Company")
of our report dated March 23, 2004, with respect to the consolidated financial statements of the Company and its subsidiaries as of December 31, 2003 and 2002 and for the three-year period ended December 31, 2003, which report appears in the Form 6-K of the Company, dated March 24, 2004. Our audit report includes an explanatory paragraph that states as further discussed in Note 1A(8), the Company restated its consolidated financial statements for the year ended December 31, 2002.



/s/ Somekh Chaikin
-----------------------
Somekh Chaikin
Tel Aviv, Israel

Dated July 15, 2004


                                       6